                                                                   EXHIBIT 10.12

                               CISCO SYSTEMS, INC.
                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134

                                December 21, 1999

Total Network Solutions, Inc.
545 Fifth Ave., Suite 920
New York, New York  10017
Attn:  Mr. Rami Musallam

     Re: Additional Rights Granted in Connection with the Purchase of the Convertible Promissory Notes
          ----------------------------------------------------------------

Ladies and Gentlemen:

          This letter (the "LETTER AGREEMENT") confirms our agreement that in connection with the purchase by Cisco Systems, Inc., a California corporation ("CISCO"), of: (i) Convertible Promissory Note of Total Network Solutions, Inc., a New York corporation (the "COMPANY"), in the principal amount of $4,416,150.00 (the "COMMON CONVERTIBLE NOTE"), (ii) Convertible Promissory Note of the Company, in the principal amount of $3,172,872.24 (the "FIRST CONVERTIBLE NOTE") and (iii) Convertible Promissory Note of the Company in the principal amount of $9,000,004.68 (the "SECOND CONVERTIBLE NOTE") (collectively, the "CONVERTIBLE NOTES"), Cisco will be entitled to the following contractual rights in addition to the other rights specifically provided for in the Convertible Promissory Note Purchase Agreement (the "PURCHASE AGREEMENT"), Second Amended and Restated Registration Rights Agreement and Second Amended and Restated Stockholders Agreement (collectively, the "AGREEMENTS") being executed in connection with Cisco's purchase of the Convertible Notes. All capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreements.

1.   ACQUISITIONS; RIGHT OF NOTIFICATION; ACQUISITION PAYMENT.

     (A) NOTICE. In the event that the Board of Directors of the Company (i) receives a bona fide offer in writing to be acquired by means of (x) a merger, consolidation or other business combination pursuant to which the stockholders of the Company immediately prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following such transaction, or (y) the sale of all or substantially all of the assets of the Company, or (ii) votes to initiate a sale to a Cisco Competitor of
(xx) twenty-five percent (25%) or more of the total voting power of the Company, or (yy) all or substantially all of the Company's assets (each of these, an "ACQUISITION PROPOSAL"), then prior to accepting such Acquisition Proposal, the Company shall provide to Cisco written notice within 24 hours (the "NOTICE") of the receipt of such bona fide offer or of such vote, as the case may be, of the proposed terms of such Acquisition Proposal. The Acquisition Proposal may be subject to customary conditions, such as the negotiation of a definitive agreement. The Notice shall include the following information: (a) the identity of the party making the Acquisition Proposal and (b) the material terms of the Acquisition Proposal, provided that, from and after the earlier of December 31, 2000 or the completion of the Company's first firm commitment underwritten offering pursuant to a registration statement under the Securities and Exchange Act of 1933, as amended, covering the sale of the Company's common stock with gross proceeds to the Company of at least Twenty Million Dollars ($20,000,000) (the "Initial Public Offering"), the Company shall not be required to disclose to Cisco any information that is subject to a confidentiality obligation of the Company to any third party that is not a Cisco Competitor (as defined below).

     (B) NEGOTIATION PERIOD. Cisco shall have a period of twenty (20) business days, in the case of an Acquisition Proposal involving a Cisco Competitor (as defined below), or ten (10) business days, in all other cases (which time period may be extended by mutual written agreement), following its receipt of the Notice ("NEGOTIATION PERIOD") in which to present to the Company a counter offer ("CISCO OFFER"). During such Negotiation Period, Cisco, at its sole option, shall have the opportunity in such Cisco Offer either to match such Acquisition Proposal or to propose to the Company's Board of Directors an alternative acquisition proposal. TNS (i) may decline an alternative acquisition proposal only in accordance with the procedures set forth in the second succeeding sentence, (ii) may decline a matching offer and/or consummate the Acquisition Proposal if the Board of Directors determines in good faith that such action is required to comply with its fiduciary duties under applicable law, and (iii) may decline a matching offer if the Acquisition Proposal both was unsolicited and is not accepted by the Company. In any event, during such Negotiation Period Cisco shall have the exclusive right to engage in negotiations with the Company with respect to such Cisco Offer; PROVIDED, HOWEVER, that from and after the earlier of December 31, 2000 or the completion of the Company's Initial Public Offering, this sentence and the two previous sentences shall not apply to an Acquisition Proposal received from a third party that is not a Cisco Competitor. In the event: (i) Cisco does not deliver a Cisco Offer within the Negotiation Period,
(ii) Cisco notifies the Company, in writing, of Cisco's decision not to present a Cisco Offer or (iii) the Company elects not to accept the Cisco Offer, which election shall be subject to the Company's obligations under the second and third preceding sentences, then, and only then, the Company shall be free, for a period of ninety (90) calendar days following the expiration of the Negotiation Period, to agree to accept the Acquisition Proposal on the terms and conditions set forth in the Notice or on such other terms and conditions, in the aggregate, not materially more favorable to the potential acquiror than those specified in the Notice. Any proposed acquisition of the Company or sale of its assets pursuant to an Acquisition Proposal after the end of such 90-day period or any change in the terms of such Acquisition Proposal which are materially more favorable to the potential acquiror shall require a new Notice, and shall give rise anew to the rights of Cisco provided in this Section 1. If the terms of any Acquisition Proposal include stock or other securities ("STOCK"), Cisco shall be deemed to have matched the terms of such Acquisition Proposal if it agrees to substitute for such Stock component of the Acquisition Proposal either cash or Cisco's principal outstanding class of common equity ("Cisco Stock") having a "fair market value" equivalent to the fair market value of the Stock component of the subject Acquisition Proposal. "FAIR MARKET VALUE" shall mean, with respect to the Stock of any potential acquiror or with regard to Cisco Stock (i) which is traded on a nationally recognized exchange, the average of the three
(3) trading days closing price of such Stock on the date immediately prior to the Cisco Offer; (ii) which is actively traded over-the-counter, the average of the three (3) trading days closing sale price (or, if there is no sale on any such trading day, the average of the closing bid and ask prices for such day) of such Stock immediately prior to the Cisco Offer; and (iii) if such Stock is not publicly traded, the value assigned to such Stock on the date immediately prior to the Cisco Offer by Arthur Andersen LLP, or if Arthur Andersen LLP is unwilling or unable to serve, by a nationally recognized valuation agent designated by the mutual agreement of the Company and Cisco within 15 days of a request for such designation by either party. The costs and expenses incurred in connection with the valuation of the Stock by any nationally recognized valuation agent designated by the previous sentence shall be borne equally by Cisco and the Company. The fair market value of any other non-cash consideration shall be determined in the same manner as for such non-publicly traded stock.

     (C) DEFINITION OF CISCO COMPETITOR. For purposes of this Section 1, and subject to the limitations in this subsection 1(c), "CISCO COMPETITOR" shall mean any one of the seven (7) entities (which shall be deemed to include all of such entities' subsidiaries or affiliates as defined below) that are listed in SCHEDULE A hereto. For purposes of this Section 1, an entity shall be deemed to be a subsidiary or affiliate of a Cisco Competitor if the Cisco Competitor has beneficial ownership of 20% or more of such entity's common stock or any other security convertible into or exercisable for common stock of such entity.

     (D) COMPETITOR ACQUISITION PAYMENT. In the event that, after compliance with the other provisions of this Section 1, the Company accepts an Acquisition Proposal from a Cisco Competitor, the Company shall pay to Cisco an amount equal to five times (5x) the Company's last twelve (12) months' trailing revenues (determined in accordance with GAAP), such twelve-month period to end as of the last day of the month immediately prior to the month in which the closing of the acquisition of the Company by a Cisco Competitor occurs. The amount payable under this subsection 1(d) shall be paid to Cisco in immediately available funds simultaneously with, and such payment obligation shall by contingent upon, the closing of the acquisition of the Company by a Cisco Competitor. The Company and Cisco agree that the relationship between Cisco and the Company is special and unique, that the actual damages to Cisco arising from the loss of this special relationship with the Company as a result of its acquisition by a Cisco Competitor are difficult or impossible to determine with precision, and that the amount payable under this subsection 1(d) represents a reasonable approximation of the damages to Cisco from such an event.

     (E) REDEMPTION OF CONVERTIBLE NOTES OR PREFERRED STOCK UPON ACQUISITION BY COMPETITOR.

          (i) REDEMPTION OF CONVERTIBLE NOTES. In the event the Company accepts an Acquisition Proposal from a Cisco Competitor, Cisco shall have the right, at any time prior to closing of such a transaction, either to elect to have the Company pay all or a portion of the outstanding principal and interest then due under the Convertible Notes (other than the Common Convertible Note if there is an active public trading market for the securities Cisco will receive upon conversion of the Common Convertible Note immediately following the acquisition of the Company) or to convert, in whole or in part, the Convertible Notes, in each case in accordance with their terms.

          (ii) REDEMPTION OF PREFERRED STOCK. In the event the Company accepts an Acquisition Proposal from a Cisco Competitor, Cisco shall have the right, at any time prior to closing of such a transaction, to elect to have the Company redeem all or a portion of the shares of Series B or Series C Preferred Stock beneficially owned by Cisco by paying the applicable liquidation preference of such shares.

          (iii) CLOSING CONTINGENCY. Any payment or conversion obligation arising under clause (i) or (ii) above shall be satisfied simultaneously with, and shall be contingent upon, the closing of the Acquisition Proposal the acceptance of which gave rise thereto.

     (f) VOID TRANSACTIONS. Unless the Company shall have complied fully with all of the procedures and requirements of this Section 1, then any Acquisition Proposal which the Company may accept, and any transaction it may purport to effect pursuant thereto, shall be void AB INITIO.

     (g) APPLICABILITY AND TERMINATION. Subsections 1(a) through (c) shall terminate when Cisco no longer beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) ("beneficially owns") 25% of the shares of the Company's common stock beneficially owned by Cisco immediately following the closing under the Purchase Agreement. Subsections 1(d) and 1(e) shall terminate at such time as Cisco no longer beneficially owns 50% the shares of the Company's common stock beneficially owned by Cisco immediately following the closing under the Purchase Agreement. Provided the Company has complied with the other subsections herein, Subsections 1(a) through 1(e) shall terminate upon the Company's becoming a party to a merger, sale of assets or other reorganization in which the holders of the outstanding shares of the Company prior to such transaction do not retain a majority of the voting power of the surviving or transferee company or its parent. Subsection 1(f) shall survive indefinitely.

2.   CONFIDENTIALITY.

     (a) PRESS RELEASES, ETC. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Cisco has invested in the Company; PROVIDED, that the final form of the press release is approved in advance in writing by Cisco, such approval not to be unreasonably withheld. Except as required by applicable law (including without limitation the rules and regulations of the Securities and Exchange Commission), no other announcement regarding Cisco's investment to the general public (except to potential bona fide investors who are under appropriate nondisclosure obligations or in connection with any roadshows arranged by the Company in preparation of consummating an Initial Public Offering or pursuant to any pre-effective filing) may be made without Cisco's prior written consent.

     (b) LEGALLY COMPELLED DISCLOSURE. Each of the Company and Cisco will cooperate in the manner set forth below to seek confidential treatment relating to any legally required disclosure of the confidential terms of the Agreements or this Letter Agreement to the extent reasonably requested by the other. Cisco acknowledges that the Company may be required in connection with consummating a public offering, and thereafter in connection with various filings under federal, state and foreign securities laws, to file the Agreements and/or this Letter Agreement or describe the provisions thereof in publicly available documents. The Company and Cisco agree, within 30 days prior to the Company's initial filing with the SEC in connection with its initial public offering, to meet to discuss the various provisions of the Agreements and/or Letter

Agreement for which the Company and/or Cisco wish to obtain confidential treatment, provided that in no event shall the Company be required to request confidential treatment of any provision of the Agreements or this Letter Agreement which the lead managing underwriter reasonably requires to be disclosed. Subject to the foregoing, upon request by Cisco pursuant to the consultations conducted as a result of the preceding sentence, the Company will use reasonable efforts to file a confidential treatment request and will diligently respond with the input and advice of Cisco to SEC comments in connection with such request; provided, however, that if confidential treatment of any provision submitted is denied by the SEC staff reviewer, the Company shall not be required to continue seeking confidential treatment for such provision and in no event shall the Company be required to delay the consummation of its initial public offering or any subsequent offering of its securities because of any attempt to comply with this subsection.

3. CONSULTING ENGAGEMENTS. The Company shall be one of Cisco's inner circle of networking consultants. This inner circle is intended to be a limited number of preferred networking consultants, currently comprised of four such companies. In connection with the Company's preferred status, Cisco will use reasonable efforts to offer the Company consulting engagements in amounts and frequency as appropriate given the Company's resources and Cisco's business opportunities. If the number of preferred networking consultants increases, then Cisco and the Company shall discuss ways in which the Company would be able to continue to enjoy the frequency and amounts of business it enjoyed when the number of preferred networking consultants was no more than four. The parties agree that the failure of either Cisco or the Company to offer such engagements or to provide such services shall not give rise to an action for damages, specific performance or any other legal or equitable remedy, or otherwise affect the respective rights and obligations of the Company or Cisco under the Agreements or this Letter Agreement.

4. NON-ASSIGNABILITY. This Letter Agreement shall be binding on the Company and its successors and permitted assigns. Neither the Company nor Cisco may assign or transfer this Letter Agreement or any of its rights or obligations hereunder (other than by operation of law) without the other party's prior written consent; provided, however, that Cisco may transfer this Letter Agreement and any of its rights and obligations hereunder to a majority-owned affiliate thereof.

5. APPLICABLE LAW. The validity, legality, enforceability and interpretation of this Letter Agreement shall be governed by the laws of the State of California without giving effect to principles of conflict of laws.

6. HEADINGS. All Section and subsection headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Letter Agreement.

7. SEVERABILITY. In the event any one or more of the provisions contained in this Letter Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Letter Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                            [signature page follows]

          Please acknowledge your agreement with the foregoing terms by executing a counterpart of this Letter Agreement in the space provided below and returning an original to the undersigned.

                               Very truly yours,

                               CISCO SYSTEMS, INC.

                               By:
                                  ----------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

ACCEPTED AND AGREED THIS
                         -------
DAY OF DECEMBER, 1999


TOTAL NETWORK SOLUTIONS, INC.

By:
   -------------------------------------
      Name:
           -----------------------------
      Title:
            ----------------------------


cc:  Therese A. Mrozek, Esq.
     Kenneth G. Alberstadt, Esq.

                                                                     Schedule  A

                                CISCO COMPETITORS

Alcatel
Ericcson
Lucent Technologies, Inc.
Microsoft Corporation
Nokia Corporation
Northern Telecom
Siemens